                                                                   EXHIBIT 10.10


               AGREEMENT TO USE PREMISES ON A NON-EXCLUSIVE BASIS


THIS AGREEMENT TO USE PREMISES ON A N0N-EXCLUSIVE BASIS ("Agreement") is made and entered into on this 1 day of September, 1996, by and between Owner and User.

                                  WITNESSETH:


              1.     CERTAIN DEFINITIONS AND BASIC TERMS.

              1.01 Parties, Use Fee, Term and Premises. Owner and user hereby agree that for purposes of this Agreement, the following capitalized terms shall mean:

              Owner:        CTRC RESEARCH FOUNDATION

              User:         ILEX ONCOLOGY, INC.

              Use Fee:      $2,197.80 per month.

              Location:     14960 Omicron, San Antonio, Texas.

              Commencement Date:  September 1, 1995

              Owner's Address for Notices:

                     CTRC Research Foundation
                     8122 Data point, Suite 1000
                     San Antonio, Texas 78229
                     Attention:  Jeanette Hauck

              Premises: One Thousand Three Hundred Thirty-Two (1,332) square feet of space located in the Building (so called herein) at the Location designated as Room 103, and more commonly known as the "formulation laboratory."

              User's Address for Notices:

                     Ilex Oncology, Inc.
                     14785 Omicron, Suite 101
                     San Antonio, Texas 78245
                     Attention:  Richard Love
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              Termination Date:  The day preceding the second (2nd) yearly anniversary of the Commencement Date.

              2.     DEMISE AND AGREEMENT TERM.

              2.01 Demise of Premises. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations or the other hereunder, Owner does hereby grant to User, and User does have, the right to use the Premises on a non-exclusive basis subject to the terms and conditions contained herein.

              2.02 Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this Agreement shall commence on the Commencement Date and shall expire on the Termination Date.

              3. USE. For the laboratory testing relating to the formulation of anti-cancer compounds and no other use.

              4.     USE FEE.

              4.01 Covenant to Pay Use Fee. User hereby covenants and agrees to pay the Use Fee in accordance with Section 4.02 below.

              4.02 Use Fee Payments. (a) User hereby agrees to pay the Use Fee. The Use Fee shall be due and payable on the first day of each calendar month during each year of the initial term of this Agreement, and User hereby agrees to so pay such rentals to Owner at Owner's address as provided herein (or such other address as may be designated by Owner in writing from time to time) monthly in advance.

              (b) If the term of this Agreement as described above commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of the Use Fee for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the lease term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month. Also, if the term of this Agreement commences or terminates on other than the first day of a calendar year, the Use Fee shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the lease term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Section 4.02(c) shall be made as soon





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as reasonably possible after the termination of this Agreement, Owner and User hereby agreeing that the provisions relating to said calculation shall survive the termination of this Agreement.

              (c) User shall pay the use Fee under this Agreement at the times and in the manner provided in this Agreement, without demand, set-off or counterclaim. User hereby acknowledges and agrees that (i) Owner and User have expressly negotiated that except as expressly provided under Section 6.01(c) below, User's covenants to pay the Use Fee under this Agreement are separate and independent from Owner's covenants to provide services and other amenities hereunder, and (ii) had the parties not mutually agreed upon the independent nature of User's covenants to pay the Use Fee hereunder, Owner would have required a greater amount of Use Fee in order to enter into this Agreement.
The Use Fee shall bear interest from the date due until paid at the greater of
(1) two percent (2%) above the "prime rate" per annum of The Frost National Bank or its successor in effect on said due date (or if the "prime rate" be discontinued, the base reference rate then being used by The Frost National Bank to define the rate of interest charged to commercial borrowers) or (2) eighteen percent (18%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which User could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended) at the applicable time in effect.

              5.     LEASEHOLD IMPROVEMENTS.

              5.01 Premise Improvements. User shall not make or allow to be made any alterations or physical additions (including fixtures) in or to the Premises, or place safes, vaults or other heavy furniture or equipment within the Premises, without first obtaining the written consent of the Owner.

              5.02 Ownership of Improvements. All alterations, physical additions, or improvements in or to the Premises (including fixtures) shall, when made, become the property of Owner and shall be surrendered too Owner upon termination of this Agreement, whether by lapse of time or otherwise; provided, however, this clause shall not apply to moveable equipment or furniture owned by User.

              5.03 Indemnity. User shall indemnify and hold harmless Owner from and against all costs (including attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by User to the Premises, including but not limited to any mechanics' or materialmen's liens asserted in connection therewith.





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              5.04   Liens.  User shall not be deemed to be the agent or
representative of Owner in making any such alterations, physical additions or improvements to the Premises, and shall have no right, power or authority to encumber any interest in the Premises, the Building or the Complex (so called herein) of which the Building is a part in connection therewith. However, should any mechanics' or other liens be filed against all or any portion of the Complex or any interest therein (other than User's leasehold estate hereunder) by reason of User's acts or omissions or because of a claim against User or its contractors, User shall cause the same to be cancelled or discharged of record by bond or otherwise within ten (10) days after notice by Owner. If User shall fail to cancel or discharge said lien or liens, within said ten (10) day period, which failure shall be deemed to be a default hereunder, Owner may, at its sole option and in addition to any other remedy of Owner hereunder, cancel or discharge the same and upon Owner's demand, User shall promptly reimburse Owner for all costs incurred in canceling or discharging such lien or liens.

              6.     OWNER SERVICES.

              6.01 Services. (a) Provided that no Event of Default (as hereinafter defined) has occurred ad is continuing, Owner shall furnish to those portions of the Premises which are occupied by User:

                     (i) Hot and cold domestic water at a point of supply located at the exterior of the Premises.

                     (ii) Subject to curtailment as required by governmental laws, rules or regulations, central heat and air-conditioning in season, at such temperatures and in such amounts as are considered by Owner to be standard, for all common laboratory uses.

                     (iii) Sufficient electricity to operate (i) all common laboratory uses and equipment and (ii) electrical lighting service for all public areas.

                     (iv)   Janitor service on a five (5) day per week basis.

                     (v) Equipment and personnel to limit access to the Building after normal business hours; provided, however, Owner shall have no responsibility to prevent, and shall not be liable to User for, and shall be indemnified by User against, liability or loss to User, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Premises, and User hereby releases Owner from all liability relating thereto.





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                     (vi)   All Building standard fluorescent bulb replacement
              in all areas and all incandescent bulb replacement in public areas, toilet and rest room areas and stairwells

                     (vii)  Pest control service as Owner deems appropriate.

                     (viii) Access to, and use of, Owner's hazardous waste
              disposal services in connection with User's ordinary conduct of its formulation business, which access and/or use shall at all times comply with any and all rules and regulations which may be adopted by Owner from time to time pertaining thereto, the initial set of such rules being attached hereto as Exhibit "A".

                     (ix) Incidental use of common office equipment and kitchen facilities.

              (b) To the extent any of the services or amenities required to be provided by Owner pursuant to the terms of this Agreement (the "Owner Services" require electricity, gas and water supplied by public utilities, Owner's covenants hereunder shall only impose on Owner the obligation to use its good faith efforts to cause the applicable public utilities to furnish the same. Failure by Owner to furnish any of the Owner Services to any extent, or any cessation thereof, resulting from causes beyond the reasonable control of Owner, shall not render Owner liable in any respect for damages to either person or property, not be construed as an eviction of User, nor work an abatement of the Use Fee nor relieve User from fulfillment of any covenant or agreement hereof. As used herein, the phrase "causes beyond the reasonable control of Owner" shall include, without limitation, acts of the public enemy, restraining of government, unavailability of materials, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God.

              (c) In the event of a failure by Owner to provide the Owner Services resulting from the malfunction or obsolescence of the Building equipment or machinery, or from any other cause which is reasonably within the control of Owner, Owner covenants and agrees to use diligent good faith efforts to promptly repair or replace such equipment or machinery, or to rectify such other cause, and to restore such Owner Services. User hereby agrees and covenants that, in the event of any interruption or cessation of Owner Services described in this Section 6.01(c), User shall have no claim for damages on account thereof but shall be entitled to a fair and equitable abatement of the Use Fee for so long as, and to the extent, such condition renders the Premises unusable for User's normal operations in the event any such condition renders the Premises unusable for more than three (3) consecutive days.

              (d) User hereby acknowledges and agrees that Owner is obligated to provide only the Owner Services under this Agreement, and that Owner, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Owner now or in the future under this Agreement. Notwithstanding the foregoing, User recognizes that Owner may, at Owner's sole option, elect to provide additional services or





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amenities for the users of the Complex from time to time, and hereby agrees that Owner's discontinuance of any of same, including any of same currently provided or announced, shall not constitute a default of Owner under this Agreement nor entitle User to any abatement of or reduction in the Use Fee.

              6.02 Keys and Locks. Owner shall furnish User with sufficient sets of keys for the Building corridor doors entering the Premises. Additional keys will be furnished by Owner upon an order signed by User and at User's expense. All such keys shall remain the property of Owner. No additional locks shall be allowed on any door of the Premises without Owner's permission, and User shall not make or permit to be made any duplicate keys, except those furnished by Owner. Upon termination of this Agreement, User shall surrender to owner all keys to any locks on doors entering or within the Premises, and give to Owner the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

              6.03 Maintenance and Repairs. Owner shall maintain the Building in a good and operable condition, and shall make such repairs and replacements as may be required to maintain the Building in such condition. This Section 6.03 shall not apply to damages resulting from an exercise of eminent domain (as to which Section 8 shall apply).

              6.04 Owner Alterations or Modifications. Notwithstanding anything herein to the contrary, Owner hereby expressly reserves the right in its sole discretion to (a) temporarily or permanently change the location of, close, block or otherwise alter any entrances, corridors, skywalks, tunnels, doorways or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair User's access to the Premises and (b) improve, remodel, or otherwise alter the Premises and/or the Building, and it is agreed that Owner shall not incur any liability whatsoever to User as a consequence thereof and such activities shall not be deemed to be a breach of any of Owner's obligations hereunder. Owner agrees to exercise good faith in notifying User within a reasonable time in advance of any alterations, modifications or other actions of Owner under this Section 6.04.

              7.     CARE AND USE OF THE PREMISES.

              7.01   Repairs by User.  User shall at its own cost and expense,
(i) maintain the Premises in a clean, safe, operable, attractive condition, and shall not commit or allow to remain any waste or damage to any portion thereof or to the Complex, and (ii) subject to Owner's supervision, repair or replace any damage or injury to the Premises, the Building or the Complex caused by User, its agents, contractors, employees, invitees, or visitors. If User fails to make such repairs or replacements promptly, Owner may, at its option, make such repairs or replacements, and User shall repay the cost thereof plus a charge of fifteen percent (15%) to the Owner on demand. Any damage or injury to the Premises, the Building or its systems and (notwithstanding the foregoing) any damage or injury which affects the Building's





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structural components or major mechanical, electrical or plumbing systems, caused by User, its agents, contractors, employees, invitees or visitors shall be repaired or replaced by Owner, but at User's expense plus a charge of fifteen percent (15%).

              7.02 Nuisance. User shall conduct its business and control its agents, employees, invitees, contractors and visitors in such manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb any other User or Owner in its operation of the Building.

              7.03 Laws and Regulations; Rules of Building. User shall comply with, and User shall cause its visitors, employees, contractors, agents and invitees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Premises, and with the rules of the Building reasonably adopted and altered by Owner from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which Building rules will be sent by Owner to User in writing and shall be thereafter carried out and observed by User, its employees, contractors, agents, invitees and visitors. No change in the rules of the Building shall be binding upon User until Owner sends written notice of such change to User.

              7.04 Specifically Prohibited Uses. User shall not (a) occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be excessively hazardous on account of fire or other hazards given the permitted use of the Premises, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building and/or its contents, or (b) keep, or permit to be kept, any substance in the Premises which might emit offensive odors into other portions of the Building.

              7.05 Surrender of the Premises. At the termination of this Agreement, by lapse of time or otherwise, User's right to use and occupy the Premises shall terminate and User shall deliver all keys to the Premises to Owner, with all damage caused to the Premises or any other part of the Complex by User or its agents or employees repaired.

              7.06 Holding Over. In the event of holding over by User after expiration or termination of this Agreement without the prior written consent of Owner, User shall pay as liquidated damages double the amount of the Use Fee which was payable by User immediately prior to such expiration or termination. In the event of any unauthorized holding over, User shall also indemnify Owner against all claims for damages by any other User to whom Owner may have agreed to let use all or any part of the Premises effective upon the termination of this Agreement. Any such holding over without the prior written consent of Owners hall create a tenancy at sufferance relationship with User.





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              7.07   Hazardous Substances.  (a) If Hazardous Substance are
used, stored, generated, or disposed of on or in the Premises, or if the Premises become contaminated in any manner for which User is legally liable, User shall indemnify and hold harmless Owner from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the lease term and arising as a result of that contamination by User. This indemnification incudes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision.
Without limiting the foregoing, which causes or permits the presence of any Hazardous Substance in the Premises and that results in contamination of the Premises, User shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance in the Premises. User shall obtain Owner's prior written approval for any such remedial action. The indemnity obligations of User under this Section 7.07(a) shall survive the expiration or earlier termination of this Agreement.

              (b) As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the State of Texas, or the United States Government. "Hazardous Substance" includes any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to state, federal, or local governmental law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorobiphenyls ("PCBs"), and petroleum. Notwithstanding anything in this Section 7.07(b) to the contrary, "Hazardous Substances" shall not include materials commonly used in the ordinary operations of User's business, provided that (i) such materials are used and stored in the Premises in quantities ordinarily used and stored in common laboratory space and (ii) such materials are not introduced into the Building's plumbing systems or are not otherwise released or discharged in the Premises or the Building; provided same shall not be deemed or construed as limiting User's right to access the Building's Hazardous Waste disposal system in the ordinary course of its formulation business.

              (c) Any handling, use, storage, presence, disposal, and/or generation of Hazardous Substances on the Premises by User which is consented to by Owners hall be done in accordance with such standards and/or requirements which Owner may promulgate from time to time including, without limitation, the rules attached hereto as Exhibit "A".

              8. CONDEMNATION. If all or any part of the Complex is taken or condemned, or acquired under threat of condemnation, by or at the direction of any governmental authority (a "Taking" or "Taken", as the context requires), or if the awards payable to Owner as a result of any Taking are, in Owner's opinion, inadequate to restore the remainder to an economically viable, quality office building, Owner may, at its election,





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exercisable by the giving of written notice to User within sixty (60) days after the date of the Taking, terminate this Agreement as of the date of the Taking or the date User is deprived of possession of the Premises (whichever is later). If this Agreement is not terminated as a result of a Taking, Owner shall restore the Premises remaining after the Taking to Building standard condition. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Owner, User hereby assigning to Owner all of its right, title, interest and claim to same.

              9. DAMAGES FROM CERTAIN CAUSES. Owners shall not be liable or responsible to User for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any cause beyond Owner's control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building.

              10. CASUALTY. If the Premises shall be partially destroyed by fire or other casualty so as to render the Premises untenantable in whole or in part, the Use Fee shall abate thereafter as to the portion of the Premises rendered untenantable until such time as the Premises are made tenable as reasonably determined by Owner and Owner agrees to commence and prosecute such repair work promptly and with all due diligence; provided, however, in the event Owners shall decide not to rebuild then all rent owed up to the time of such destruction or termination shall be paid by User and thenceforth this Agreement shall cease and come to an end. Owner shall give User written notice of its decisions, estimates or elections under this Section 10 within sixty
(60) days after any such damage or destruction. Notwithstanding anything contained in this Section 10, Owner shall only be obligated to restore or rebuild the Premises to a Building standard condition and in no event shall Owner be required to expend more sums than received from the proceeds of any insurance carried by Owner.

              11.    INSURANCE.

              11.01 Insurance by Owner. Owner shall obtain and maintain throughout the term of this Agreement the following policies of insurance:

              (a) fire and extended coverage insurance on the Building (excluding non-Building standard leasehold improvements and on all Building standard improvements; and

              (b) comprehensive general and contractual liability insurance against claims for personal injury, death and property damage occurring in or about the Building.

Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Owner and at the expense of Owner (but with the same to be included in the operating expenses of the Building as described in Section 4.03) and payments for losses thereunder shall be made solely to Owner. If the annual premiums to be paid by





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Owner for casualty insurance shall exceed the standard rates because of User's operations within or contents of the Premises or because the improvements to the Premises are above Building standard, User shall promptly pay the excess amount of the premium upon request by Owner (and if necessary, Owner may allocate the insurance costs of the Building to give effect to this sentence). Alternatively, Owner may meet its insurance coverage hereunder through self-insurance coverage provided that the coverage thereunder is substantially similar to the coverage which would otherwise have been provided by a third party insurance carrier in order to comply with this Section 11.01. In the event Owner elects to self-insure, Owner shall have the right to assess and include within Operating Expenses the amount of the premium which would have been payable had Owner purchased such insurance.

              11.02 Insurance by User. User shall obtain and maintain throughout the term of this Agreement the following policies of insurance:

              (a) fire and extended coverage insurance, with vandalism, malicious mischief and sprinkler leakage endorsements, on all of User's personal property in the Premises in an amount not less than the full replacement cost thereof;

              (b) comprehensive general and contractual liability insurance against claims for personal injury, death and property damage occurring in or about the Premises, such insurance to afford protection to the limits of (i) not less than $1,000,000.00 in respect of injury to or death of any number of persons arising out of any one occurrence and (ii) $500,000.00 in respect of any instance of property damage; and

              (c) such other policy or policies of insurance as Owner may reasonably require or as Owner is then requiring from one or more other Users in the Building; including such environmental coverage as Owner may require.

User shall deliver to Owner, prior to the Commencement Date, certificates of such insurance and shall, at all times during the term of this Agreement, deliver to Owner upon request true and correct copies of said insurance policies. The policy described in clause (b) shall (i) name Owner as an additional insured, (ii) provide that it will not be cancelled or reduced in coverage without thirty (30) days' prior written notice to Owner, (iii) insure performance of all the indemnities of User contained in this Agreement, and
(iv) be primary coverage, so that any insurance coverage obtained by Owner shall be excess thereto. User shall deliver to Owner certificates of renewal at least thirty (30) days prior to the expiration date of each such policy and copies of new policies at least thirty (30) days prior to terminating any such policies. All policies of insurance required to be obtained and maintained by the User shall be subject to the approval of Owner as to terms, coverage, deductibles and issuer.

              11.03 Waiver of Recovery and Subrogation Rights. Owner and User each hereby waives any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, partners, shareholders, officers, or employees,for any loss or damage that may occur to the Premises or Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of the insurance policies required to be maintained pursuant to Sections 11.01 and 11.02 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants, or employees, and covenants that no insurer shall hold any right of subrogation against such other party; provided, however, the waiver set forth in this Section 11.03 shall not apply to any deductibles on insurance policies carried by Owner or to any coinsurance penalty which Owner might sustain. If the respective insurer of Owner and User does not permit such a waiver without an appropriate endorsement to such party's insurance policy, then Owner and User each covenant and agree to notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

              12. HOLD HARMLESS. Owner shall not be liable to User, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of User, its agents, servants or employees, and User agrees to indemnify and hold Owner harmless from all liability and claims for any such damage. User shall not be liable to Owner, or to Owner's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Owner, its agents, servants or employees, and Owner agrees to indemnify and hold User harmless from all claims for such damage.

              13.    ENFORCEMENT OF AGREEMENT.

              13.01 Default by User. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement:

              (a) the failure of User to pay the Use Fee as and when due under this Agreement and the continuance of such failure for a period of five
(5) days after written notice to User;

              (b) the failure of User to perform, comply with or observe any of the other covenants or conditions and the continuance of such failure for a period of ten (10) days after written notice to User; or, if such failure cannot reasonably be cured within said ten (10) day period despite User's diligent good faith efforts, the failure of User to promptly commence its diligent good faith efforts to cure such failure within said ten (10) day period and/or the continuance of such failure for a period of thirty (30) days notwithstanding User's efforts to cure;

              (c) the filing of a petition by or against User or any guarantor of User's obligations under this Agreement (i) naming User as debtor in any bankruptcy or other insolvency proceeding, (i) for the appointment of a liquidator or receiver for all or substantially





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
all of User's property or for User's interest in this Agreement, or (iii) to reorganize or modify User's capital structure;

              (d) the admission by User in writing of its inability to meet its obligations as they become due or the making by User of an assignment for the benefit of its creditors;

              (e) the attempt by User to assign this Agreement or to sublet all or any part of the Premises without the prior written consent of Owner in accordance with Section 17.

              13.02 Remedies of Owner. Upon any Event of Default, Owner may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

              (a) Terminate this Agreement by written notice to User and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises (including attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Use Fee earned at the time of termination, plus interest thereon at the rate described in Section 4.04(c), (iv) the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, taking into account the period of time the Premises will remain vacant until a new User is obtained, and the cost to prepare the Premises for occupancy and the other costs (such as leasing commissions and attorneys' fees) to be incurred by Owner in connection therewith, and (v) any other sum of money and damages owed by User to owner under this Agreement.

              (b) Elect to receive liquidated damages in an amount equal to the monthly Use Fee payable hereunder for the month during which this Agreement is terminated times twelve (12), which amount shall be in lieu of the payment of damages Owner may suffer by reason of such termination, duty which shall not be in lieu of or reduce in any way any amount due from User (including accrued Use Fee) or damages incurred by Owner due to breach by User of any covenant or other obligation therein (whether or not liquidated) which accrued prior to the termination of this Agreement. Nothing contained in this Agreement shall limit or prejudice the right of Owner to prove for and obtain in any proceedings to enforce Owner's rights hereunder, including without limitation, any proceedings for bankruptcy or insolvency by reason of the termination of this Agreement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

              (c) Terminate User's right of possession (but not this Agreement) by forcible entry and detainer suit or otherwise, without thereby releasing User from any liability hereunder and without demand or notice of any kind to User and without terminating this Agreement. Owner shall not be liable, nor shall User's obligations hereunder be diminished because of, Owner's failure or refusal to re-license the Premises or collect any Use Fee due in respect thereof. For the purpose of such re-licensing, Owner shall have the right to decorate or to make any repairs, changes, alterations or additions in or to Premises as may be reasonably necessary or desirable. In the event that (i) Owner shall fail or refuse to re-license the Premises, or (ii) the Premises are re-licensed and a sufficient sum shall not be realized from such-relicensing (after first deducting therefrom, for retention by Owner, the unpaid rent due hereunder earned by unpaid at the time of re-licensing plus interest thereon at the rate specified in Section 4.04(c), the cost of recovering possession [including attorneys' fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such re-licensing and the cost of collection of the Use Fee accruing therefrom] to satisfy the Use Fee, then User shall pay to Owner as damages a sum equal to the amount of such deficiency. Any such payments due Owner shall be made upon demand therefor from time to time and User agrees that Owner may file suit to recover any sums falling due under the terms of this Section 13.02(c) from time to time. No delivery to or recovery by Owner of any portion due Owner hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Owner, nor shall such re-licensing be construed as an election on the part of Owner to terminate this Agreement unless a written notice of such intention to be given to User by Owner. Notwithstanding any such termination of User's right of possession of the Premises. Owner may at any time thereafter elect to terminate this Agreement. In any proceedings to enforce this Agreement under this Section 13.02(c), Owner shall be presumed to have used its reasonable efforts to relet the Premises, and User shall bear the burden of proof to establish that such reasonable efforts were not used.

              (d) Alter any and all locks and other security devices at the Premises, and if it does so Owner shall not be required to provide a new key or other access right to User unless User has cured all Events of Default; provided, however, that in any such instance, during Owner's normal business hours and at the convenience of Owner, and upon the written request of User accompanied by such written waivers and releases as Owner may require, Owner will escort User or its authorized personnel to the Premises to retrieve any personal belongings or other property or other property of User. The provisions of this Section 13.03(d) are intended to override and control any conflicting provisions of the Texas Property Code.

              In the event that Owner shall have taken possession of the Premises pursuant to the authority herein granted, then Owner shall be the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to User at all times prior to any foreclosure thereon by Owner or repossession thereof by any lessor thereof or third party having a lien thereon. Owner shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ or sequestration or other legal process and without being liable for prosection or any claim for damages therefor) all or any portion os such furniture, fixtures, equipment and other property located thereon and place same in storage at any place within the county in which the Premises is located; and in such event, User shall be liable to Owner for costs incurred by Owner in connection with such removal and storage and shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Owner a copy of any instrument represented to Owner by Claimant to have been executed by User (or any predecessor or User) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Owner to inquire into the authenticity of said instrument and without the necessity of Owner's making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and User agrees to indemnify and hold harmless from all costs, expense, loss, damage and liability incident to Owner's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other to Claimant.

              13.04 Non-Waiver. Failure of Owner to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Owner shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

              14. ATTORNEYS' FEES. In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Agreement and the other party places the enforcement of this Agreement, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of any attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees the other party's reasonable attorneys' fees.

              15. SUBORDINATION. User covenants and agrees with Owner that this Agreement is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Building or the Land or any interest of Owner therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. This Agreement is further subject to and subordinate to all matters of record in Bexar County, Texas.

              16. ESTOPPEL CERTIFICATE. User agrees periodically to furnish within ten (10) days after so requested by Owner, any ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Land, or any interest of Owner therein, a certificate signed by a User certifying (a) that this Agreement is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Use Fee has been paid, (c) that User has accepted possession of the Premises and that any improvements required by the terms of this Agreement to be made by Owner have been completed to the satisfaction or User, (d) that except as stated in the certificate, no Use Fee has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to User is as set forth in this Agreement (or has been changed by notice duly given and is set forth in certificate), (f) that except as stated in the certificate, User, as of the date of such certificate, has no charge, lien, or claim of offset against use Fee due or to become due,

(g) that except as stated in the certificate, Owner is not then in default under this Agreement, (h) that there are no renewal or extension options, rights of first refusal or the like in favor of User except as set forth in this Agreement; and (i) as to such other matters as may be requested by Owner or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage or deed of trust on the Building or the Land or any party thereof or interest of Owner therein. Should User fall to provide any such certificate within the requisite time period Owner shall be entitled to provide such certificate on User's behalf and user shall be bound by the contents thereof. In order to effectuate the purposes of this Section 16, User hereby appoints Owner, for the term of this Agreement, as User's agent and attorney-in-fact to execute and deliver any such certificate on User's behalf should User fail to timely comply with the terms of this Section 16.

              17. NAME CHANGE. Owner and User mutually covenant and agree that Owner reserves and shall have the right at any time and from time to time to change the name of the Building as Owner may deem advisable, and Owner shall not incur any liability whatsoever to User as a consequence thereof.

              18. ASSIGNMENT BY OWNER. Owner covenants that User shall any may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that User pay the sums herein recited to be paid by User and performs all of User's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Owner contained in this Agreement shall be binding upon Owner and its successors only with respect to breaches occurring during its and their respective ownership of the Owner's interested hereunder.

              19. PEACEFUL ENJOYMENT. Owner covenants that User shall and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that User pays the sums herein recited to be paid by User and performs all of User's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Owner contained in this Agreement shall be binding upon Owner and its successors only with respect to breaches occurring during its and their respective ownership of the Owner's interest hereunder.

              20. LIMITATION OF OWNER'S PERSONAL LIABILITY. User specifically agrees to look solely to Owner's interest in the Building for the recovery of any judgment against Owner, it being agreed that Owner, its officers, directors and employees shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that User might otherwise have to obtain injunctive relief against Owner or Owner's successors in interest of any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Owner.

              21. NOTICES. (a) Any notice or other communications to Owner or User required or permitted to be given under this Agreement (and copies of the same to be given to the parties as below described) must be in writing and shall be effectively given if delivered to such party as its address for notice set forth Section 1.01 above, or it sent by United States mail, certified or registered, return receipt requested, to said address. Any notice mailed shall be deemed to have been given on the regular business day next following the date of deposit of such item in a depository of the United States Postal Service in San Antonio, Texas. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other written notice thereof. Additionally, User shall send copies of all notices required or permitted to be given to Owner to each lessor under any ground or land lease covering all or part of the Land and each holder of a mortgage or deed of trust encumbering the Complex who notifies User in writing of its interest and the address to which notices are to be sent.

              22.    MISCELLANEOUS

              22.01 Waiver of Lien by User. User shall have no right, and User hereby waives and relinquishes all rights which User might otherwise have, to claim any nature of lien against the Building or to withhold, deduct from or offset against any Use Fee or other sums to be paid to Owner by User.

              22.02 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Owner, and shall be binding upon and inure to the benefit of User, its successors, and, to the extent assignment may be approved by Owner hereunder, User's assigns.

              22.03 Number and Gender. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

              22.04 Remedies Cumulative; Applicable Law. All rights and remedies of Owner under this Agreement shall be cumulative and none shall exclude any other rights or remedies allowed by law and this Agreement is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

              22.05 Amendment. This Agreement may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.

              22.06 Entire Agreement. The terms and provisions of all Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Agreement.

              22.07 Authority of User. If User is a corporation, partnership or other entity, User warrants and represents unto Owner that (a) User is a duly organized and existing legal entity, in good standing in the State of Texas, (b) User has full right and authority to execute, deliver and perform this Agreement, (c) the person executing this Agreement was authorized to do so and (d) upon request of Owner, such person will deliver to Owner satisfactory evidence of his or her authority to execute this Agreement on behalf of User.

              22.08 Good Faith Efforts. Whenever in this Agreement there is imposed upon Owner the obligation to use its good faith efforts, reasonably efforts or diligence, Owner shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Owner extreme financial or other business burdens.

              22.09 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforceable to the extent permitted by law.

              22.10 No Recording. Neither this Agreement (including any Exhibits hereto) nor any memorandum hereof shall be recorded without the prior written consent of Owner.

              22.11 Joint and Several Obligations. If more than one person executes this Agreement as User, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Agreement, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Agreement as a User.

              22.12 Exhibits. All Exhibits referenced in this Agreement are incorporated herein for all purposes as if fully set forth within the text of this Agreement.

              IN TESTIMONY WHEREOF, the parties hereto have executed this Agreement as of the date aforesaid.



                                      OWNER:

                                      CTRC RESEARCH FOUNDATION
                                      a Texas corporation


                                      By:  /s/ David J. Hirsch
                                         ---------------------------------------

                                      Name:  David J. Hirsch
                                           -------------------------------------

                                      Title:  Chief Operating Officer
                                            ------------------------------------



                                      USER:

                                      ILEX ONCOLOGY, INC.
                                      a Delaware corporation


                                      By:  /s/ Richard L. Love
                                         ---------------------------------------

                                      Name:  Richard L. Love
                                           -------------------------------------

                                      Title:  President and Chief
                                              Executive Officer
                                            ------------------------------------